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                                                                   Exhibit 10(a)


                                SECOND AMENDMENT
                                       TO
                         INDEPENDENT SALES ORGANIZATION
                                      AND
                          MERCHANT SERVICING AGREEMENT



         This Second Amendment to the Independent Sales Organization and Merchant Servicing Agreement ("Agreement") is entered into as of the 1st day of September, 1998, by and between Universal Savings Bank, F.A., a federally chartered savings bank, and its wholly owned subsidiary USB Payment Processing, Inc., a Delaware corporation, with offices at 754 N. 4th Street, Milwaukee, WI 53203 (hereinafter "USB") and Florafax International, Inc., a Delaware corporation, with offices at 8075 20th Street, Vero Beach, FL 32966 (hereinafter "FFI") and Credit Card Management System, Inc., an Oklahoma corporation, with offices at 8075 20th Street, Vero Beach, FL 32966 (hereinafter "CCMS").

                                    RECITALS

         WHEREAS, USB, FFI and CCMS entered into the Agreement dated December 31, 1995 outlining the terms and conditions of a business relationship in which USB would provide payment processing services on behalf of FFI and CCMS for certain merchants; and

         WHEREAS, Section 9.1 of the Agreement provides that the Agreement shall terminate on December 31, 1998; and

         WHEREAS, the parties wish to amend and extend the Agreement as of the effective date first set forth above;

         NOW, THEREFORE, the USB, FFI and CCMS hereby agree as follows:

          I. FFI and CCMS agree that USB shall be the exclusive provider of payment processing and settlement Services as contemplated by
              Article 2 of the Agreement.

         II. Section 2.5 of the Agreement shall be amended to provide for a revised "Exhibit B" which is attached hereto and incorporated by reference and made a part of this Second Amendment to the Agreement.

        III.  Section 9.1 of the Agreement is amended to read as follows:

                  9.1 Term. Subject to the rights of the parties to terminate this Agreement as hereinafter provided, this Agreement shall terminate as of August 31, 2000. Notwithstanding the foregoing,

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         the security interests, liens, rights and remedies granted to USB and all of the duties, obligations and liabilities of FFI and CCMS to USB shall continue in full force and effect until all obligations of FFI and CCMS to USB pursuant to this Agreement have been paid, performed or otherwise satisfied in full.

IV. Section 9.3(c) shall be amended to read as follows:

         9.3(c) CHANGE IN MANAGEMENT OF USB. Kenneth W. Biel shall cease to be an officer of USB.

V. Section 11.12 regarding notices shall be amended to provide notification to Kenneth W. Biel, President and Chief Executive Officer of USB.

         As hereby amended and supplemented, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to the Agreement as of the date first set forth above.


USB:

UNIVERSAL SAVINGS BANK, F.A.
USB PAYMENT PROCESSING, INC.


/s/ Kenneth W. Biel
-------------------------------------
Kenneth W. Biel
President and Chief Executive Officer


FFI:

FLORAFAX INTERNATIONAL, INC., a
Delaware corporation

/s/ James H. West
-------------------------------------
James H. West, President


Signatures continue next page



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CCMS:

CREDIT CARD MANAGEMENT SYSTEM, INC., an
Oklahoma Corporation

/s/ James H. West
-------------------------------------
James H. West, President



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                                   EXHIBIT B
                                     TO THE
                       SECOND AMENDMENT TO THE AGREEMENT
                                PRICING SCHEDULE

I. The interchange rates for floral, death care and all other current processing FFI merchants shall be as published and charged from time to time by MasterCard and Visa USA ("Card Associations"). The pricing by USB for all volume of processing shall be as set forth below and as amended in accordance with the Agreement from time to time:

     1. Actual Interchange, dues, assessments and all costs charged by the Card Associations PLUS 0.04% (4 basis points).

     2. Daily download of interchange activity, settlement file transfer and customer service assistance to FFI shall be at $.06 per transaction.

     3. Authorization services, IF PROVIDED, shall be at $.075 per transaction. A charge of $.75 per voice authorization will be charged.

     4. FFI shall be responsible for mailing and documentation of Retrieval requests and shall pay to USB $3.00 per Retrieval.

     5.  FFI shall pay to USB $10.00 per Chargeback.

     6. Conversion of electronic processing terminals - $25.00 per occurrence.

     7.  Special programming requests at $50.00 per hour.

     8.  New applications for processing - $20.00 application fee.

     9. Customer Service call outside of 8:30 a.m. - 5:00 p.m. CST (Mon.-Fri.) will result in a charge to FFI of $3.00 per call.

     10. Check reconciliation services - large dollar items - $50.00 month.

     11. All other services not listed above will be priced upon request.

II. Pricing for FFI merchants solicited outside of the floral and death care industry will be priced by USB in accordance with its credit standards and procedures in place and in accordance with the interchange rates of the Card Associations plus the above stated processing costs.

III. ACH Pricing shall be as follows:

     1. $.08 per ACH generated
     2. $.75 per ACH reject
     3. $20.00 minimum per ACH tape